UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 21, 2005


                        American Soil Technologies, Inc.
             (Exact name of registrant as specified in its chapter)



           Nevada                       000-22855                 95-4780218
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)


       12224 Montague Street
            Pacoima, CA                                             91331
(Address of principal executive offices)                         (Zip Code)


        Registrant's telephone number, including area code (818) 899-4686


                                       N/A
          (Former name or former address, if changed since last report)
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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 15, 2005, American Soil Technologies, Inc. (the "Company") entered into an unsecured Promissory Note (the "Note") with Gary D. Willis and Cynthia
A. Willis, jointly, whereby Mr. and Mrs. Willis would loan $300,000 to the Company at 12% interest. Repayment of the Note will occur according to the following schedule:

     (a) One payment of $100,000 plus accrued interest shall be paid no later than January 30, 2006 and

     (b) One payment of $200,000 plus accrued interest shall be paid no later than March 15, 2006.

There is no material relationship between the Company or its affiliates and any of the parties, other than with respect to this Note.

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES

In consideration for the Note, on December 15, 2005, the Company issued to Mr. Willis a warrant to purchase 300,000 shares of common stock of the Company at $0.23 per share until December 15, 2007. The Company relied on the exemption from registration relating to offerings that do not involve any public offering pursuant to Section 4(2) under the Securities Act of 1933 (the "Act") and/or Rule 506 of Regulation D promulgated pursuant thereto. The Company believes that Mr. Willis is an "accredited investor" under Rule 501 under Regulation D of the Act and had adequate access to information about the Company.

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 21, 2005                AMERICAN SOIL TECHNOLOGIES, INC.



                                        By: /s/ Carl P. Ranno
                                           -------------------------------------
                                           Carl P. Ranno
                                           Chief Executive Officer and President


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